UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 010
Date of Report (Date of earliest event reported)

GENEVA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-32593	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2533 N. Carson Street, Suite 125 Carson City, Nevada 89706	89706
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7.   REGULATION FD

ITEM 7.01  REGULATION FD DISCLOSURE

Settlement Agreement and Release of All Claims

On October 26, 2009, Stacey Kivel (“Kivel”), the former president of Geneva Resources, Inc., a corporation organized under the laws of the State of Nevada (the “Company”) filed a lawsuit for, among other things, breach of contract and wrongful dismissal. The lawsuit was filed in the Second Judicial District Court of the State of Nevada in and for the County of Washoe, Case No. CV0902140 (the “Lawsuit”) against the Company, members of the Board of Directors of the Company, certain officers of the Company and other individuals. The Company was served with process in the Lawsuit in late October 2009 but none of the individual defendants in the Lawsuit were served.

On October 13, 2010 (the “Settlement Date”), and after evaluation of the respective claims and evidence , the Company and Kivel entered into a settlement agreement and release of all claims (the “Settlement Agreement”) to settle the claims made in the Lawsuit. The Settlement Agreement provides that each party’s claims that were or could have been brought in the Lawsuit against the other without either side admitting liability or wrongdoing of any kind are resolved. The Company and Kivel have further agreed to withdraw all prior claims of misconduct against each other through the Settlement Date including all such claims in prior public reports filed under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission. The settlement is a full and final settlement of all claims of misconduct by either Kivel or the Company against the other through the Settlement Date related to any of the matters encompassed by the Lawsuit and the Company’s defenses to the Lawsuit or any other course of dealing between the Company and Kivel through the Settlement Date.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEVA RESOURCES, INC.

DATE: October 18, 2010	By:	/s/ Marcus Johnson
Name: Marcus Johnson
Title: President/Chief Executive Officer

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